UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Apollo Realty Income Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56656	87-2557571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc.
9 West 57th Street, 42nd Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

N/A

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Definitive Material Agreement.

Apollo Realty Income Solutions, Inc. (the “Company”) filed a new registration statement on Form S-11 for its follow-on public offering of up to $5,000,000,000 in shares of its common stock (the “Follow-On Public Offering”), which was declared effective by the Securities and Exchange Commission on June 26, 2025. In connection with the Follow-On Public Offering, the Company filed Articles Supplementary to its charter and amended certain agreements and other documents, a summary of which is set forth herein, to remove three classes of its common stock: Class F-S common stock, $0.01 par value per share (“Class F-S shares”), Class F-D common stock, $0.01 par value per share (“Class F-D shares”), and Class A-II common stock, $0.01 par value per share (“Class A-II shares” and together with Class F-S shares and Class F-D shares, the “retired share classes”).

Fourth Amended and Restated Advisory Agreement

On June 26, 2025, the Company entered into a Fourth Amended and Restated Advisory Agreement (the “Fourth Amended and Restated Advisory Agreement”) by and among the Company, ARIS Operating Partnership L.P. (the “Operating Partnership”) and ARIS Management, LLC (the “Adviser”). The Fourth Amended and Restated Advisory Agreement modifies the previous Third Amended and Restated Advisory Agreement dated May 8, 2024 to remove the retired share classes.

Third Amended and Restated Limited Partnership Agreement of the Operating Partnership

On June 26, 2025, the Operating Partnership entered into a Third Amended and Restated Limited Partnership Agreement (the “Third Amended and Restated Limited Partnership Agreement”) by and among the Company, as general partner, the Operating Partnership, ARIS Special Limited Partner, LLC and the other limited partners party thereto from time to time. The Third Amended and Restated Limited Partnership Agreement modifies the previous Second Amended and Restated Limited Partnership Agreement to remove the Class F-S units, Class F-D units and Class A-II units, which are the classes of partnership units that correspond to the retired share classes.

The foregoing description of the Fourth Amended and Restated Advisory Agreement and the Third Amended and Restated Limited Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Fourth Amended and Restated Advisory Agreement and the Third Amended and Restated Limited Partnership Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2025, the Company filed Articles Supplementary to its charter with the Maryland State Department of Assessments and Taxation (the “SDAT”). The Articles Supplementary reclassify (1) 50,000,000 authorized but unissued Class F-S shares as shares of Class I common stock, $0.01 par value per share (“Class I shares”); (2) 50,000,000 authorized but unissued Class F-S shares as shares of Class A-III common stock, $0.01 par value per share (“Class A-III shares”); (3) 100,000,000 authorized but unissued Class F-D shares as shares of Class A-I common stock, $0.01 par value per share (“Class A-I shares”); and (4) 100,000,000 authorized but unissued Class A-II shares as Class A-III shares. The Articles Supplementary immediately took effect upon acceptance for record by the SDAT.

Following the reclassification and designation of the Company’s common stock authorized by the Articles Supplementary, the Company had authority to issue a total of 1,000,000,000 shares of common stock, classified and designated as follows:

Common Stock
Class S Shares	100,000,000
Class D Shares	100,000,000
Class I Shares	150,000,000
Class F-I Shares	100,000,000
Class A-I Shares	200,000,000
Class A-III Shares	250,000,000
Class E Shares	100,000,000
Total	1,000,000,000

The foregoing description of the Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference. Except as described in this Current Report on Form 8-K, the Articles Supplementary did not amend, alter or modify any other terms or provisions of the Company’s charter.

Item 8.01	Other Events.

Effective June 26, 2025, the Company’s Share Repurchase Plan (the “Second Amended and Restated Share Repurchase Plan”) was amended to remove the retired share classes, among other changes.

Effective June 26, 2025, the Company’s Distribution Reinvestment Plan (the “Second Amended and Restated Distribution Reinvestment Plan”) was amended to remove the retired share classes, among other changes.

The foregoing description of the Second Amended and Restated Share Repurchase Plan and the Second Amended and Restated Distribution Reinvestment Plan does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Share Repurchase Plan and the Second Amended and Restated Distribution Reinvestment Plan, copies of which are filed as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary

4.1	Second Amended and Restated Share Repurchase Plan

4.2	Second Amended and Restated Distribution Reinvestment Plan

10.1	Fourth Amended and Restated Advisory Agreement

10.2	Third Amended and Restated Limited Partnership Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Realty Income Solutions, Inc.

By:	/s/ Anastasia Mironova
Name:	Anastasia Mironova
Title:	Chief Financial Officer, Treasurer and Secretary

Date: July 2, 2025